Exhibit 4.2


           ROYAL PHILIPS ELECTRONICS CORPORATE STOCK OPTION PLAN 2001

1.   PURPOSE

     The purpose of the Royal Philips Electronics Corporate Stock Option Plan 2001 (the "Plan") is to enhance the ability of Koninklijke Philips Electronics N.V. (for use in English: Royal Philips Electronics) (the "Company"), and any participating division, subsidiary or affiliate of the Company selected by the Board of Management (a "Division") to attract, motivate and retain members of the Company's Group Management Committee, Philips Executives, certain excellently performing top and high potentials and key-employees world-wide and to provide (new) employees with an interest in the Company parallel to that of the Company's shareholders.

2.   DEFINITIONS

     (a) "Board of Management" shall mean the Board of Management of the Company which shall administer the Plan and perform the functions specified in Section 3 hereof.

     (b) "Fair Market Value" per share as of a particular date shall mean the price of a Share with dividend in Euro, if any, at the closing of the Official Segment of Euronext Amsterdam N.V.'s stock market ("Euronext Amsterdam"), reported on the relevant date as published in the Official Price List of Euronext Amsterdam. The Supervisory Board or the Board of Management, as the case may be, may determine the Fair Market Value in US Dollars, using the rate of Euro/US Dollar exchange on Euronext Amsterdam at the close of business on the relevant date. In the event that the Shares are not traded on Euronext Amsterdam on the relevant date, the Fair Market Value shall be determined by the Supervisory Board in its reasonable discretion.

     (c)  "Option" shall mean a non-statutory option to purchase stock.

     (d) "Option Period" shall have the meaning set forth in Section 5(b) of the Plan.

     (e) "Participant" shall mean a person selected to participate in the Plan in accordance with Section 4.

     (f)  "Shares" shall mean the common shares of the Company.

     (g) "Supervisory Board" shall mean the Supervisory Board of the Company which shall administer the Plan and perform the functions specified in
          Section 3 hereof.

3.   ADMINISTRATION

     The Plan shall be administered by the Supervisory Board or the Board of Management, as the case may be, or such other person or persons designated by the Supervisory Board or the Board of Management, subject to the provisions below.

     (a) The Supervisory Board or the Board of Management, as the case may be, shall (i) approve the selection of Participants, (ii) determine the number of Shares subject to Options, up to an aggregate number not exceeding the number of Shares approved for the Plan from time to time by the Company's Board of Management, Supervisory Board and meeting of its priority shareholders, and not previously issued or delivered upon the exercise of Options or subject to unexercised outstanding Options,
          (iii)  determine  the  terms  and  conditions  of any  Option  granted
          hereunder  (including,   but  not  limited  to,  any
          restriction and forfeiture conditions on such Option) and (iv) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Supervisory Board shall be solely responsible for the selection of Participants who are members of the Company's Board of Management or the Group Management Committee, and the number of, and terms and conditions applicable to, Options granted to such members under the Plan. The Supervisory Board or the Board of Management, as the case may be, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable.

     (b) Any action of the Supervisory Board, the Board of Management or its designee shall be final, conclusive and binding on all persons, including the Company, Division and its shareholders, Participants and persons claiming rights from or through a Participant.

     (c) The Supervisory Board or the Board of Management, as the case may be, may delegate to officers or employees of the Company or Division and to service providers, the authority, subject to such terms as the Supervisory Board or the Board of Management, as the case may be, shall determine, to perform administrative functions with respect to the Plan and Option agreements.

     (d) Members of the Supervisory Board, the Board of Management and any officer or employee of the Company or Division acting at the direction of, or on behalf of, the Supervisory Board or the Board of Management shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

4.   ELIGIBILITY

     Individuals eligible to receive Options under the Plan shall be persons selected by the Supervisory Board or the Board of Management.

5.   OPTIONS

     Options may be granted under the Plan commencing as of the Effective Date and from time to time thereafter in such form as the Supervisory Board or the Board of Management, as the case may be, may from time to time approve pursuant to terms set forth in an Option agreement. The Supervisory Board or the Board of Management, as the case may be, may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

     (a) Exercise Price. The purchase price per share of Stock purchasable under an Option shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Option specified in the Option agreement.

     (b) Option Period. The term of each Option shall be 10 years from the date the Option is granted (the "Option Period").

     (c) Exercisability. In the sole discretion of the Supervisory Board or the Board of Management, as the case may be, Options granted under the Plan may be designated as "Performance Options" or "Ordinary Options" and shall become exercisable as provided in the terms and conditions of the Performance Options or of the Ordinary Options, respectively subject to Section 6.

     (d) Method of Exercise. Options may be exercised, in whole or in part (subject to a minimum of 10 Shares of Stock), by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by the payment in full of the Exercise Price in accordance with any method set forth in the Option agreement.

     (e) In the event that an Option expires or is terminated without being exercised in full, including in cases of forfeiture, such Shares subject to such Option shall thereafter be again available for grant pursuant to the Plan.

6.   FORFEITURE

     Options shall be subject to termination and forfeiture as provided in the Option agreement applicable to an Option. Notwithstanding anything in the Plan to the contrary, the Supervisory Board or the Board of Management, as the case may be, may provide in any Option agreement that in the event of termination for cause of an employee or former employee (including, without limitation, any conduct prejudicial to or materially adverse to the business of the Company or a Division) the Supervisory Board or the Board of Management, as the case may be, may cancel any outstanding Option granted to such employee or former employee, in whole or in part, whether or not vested.

     Such cancellation shall be effective as of the date specified by the Supervisory Board or the Board of Management. The determination of whether an employee or former employee has engaged in a serious breach of conduct shall be determined by the Supervisory Board or the Board of Management in good faith and in its sole discretion, and such determination shall be binding and conclusive on the employee or former employee.

7.   WITHHOLDING

     The Company shall have the right to cause to be deducted from any payment to be made the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash any amount required to be withheld prior to the issuance or delivery of any Shares under the Plan.

8.   NON-TRANSFERABILITY

     No Option shall be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives). Any infringement of this principle will cause the Options to become null and void, without the Option Holder being entitled to any compensation.

9.   NO RIGHT TO EMPLOYMENT

     Nothing contained in the Plan or in any Option under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or Division, or interfere in any way with the right of the Company or Division to terminate such employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Option or Shares.

10.  GOVERNMENTAL COMPLIANCE

     Each Option under the Plan shall be subject to the requirement that if at any time the Supervisory Board or the Board of Management, as the case may be, shall determine that the listing, registration or qualification of any Shares issuable or deliverable thereunder upon any securities exchange or under any Federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such Option may be exercised or Shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Supervisory Board or the Board of Management.

     In the sole discretion of the Supervisory Board or the Board of Management, as the case may be, the provisions of this Plan may be supplemented by provisions set forth in a Schedule (or Schedules) to the Plan established in respect of a country or jurisdiction, to the extent that it is necessary or desirable in order to comply with local law in such jurisdiction or in order to obtain favorable tax, accounting or other treatment in such jurisdiction.

11.  ADJUSTMENTS

     In the event of any change in the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to holders of Shares other than regular cash dividends, the number or kind of Shares available for Options under the Plan may be adjusted by the Supervisory Board or the Board of Management as it shall in its sole discretion deem equitable and the number and kind of Shares subject to any outstanding Options granted under the Plan and the purchase price thereof may be adjusted by the Supervisory Board or the Board of Management as it shall in its sole discretion deem equitable to preserve the value of such Options.

12.  AMENDMENT

     The Supervisory Board or the Board of Management, as the case may be, may amend, modify, suspend or terminate the Plan or any portion thereof (including Schedules) at any time, provided that, except as provided in
     Section 11, no amendment shall be made which would reduce the exercise price specified in the Plan.

13.  GENERAL PROVISIONS

     (a) Except as otherwise provided by the Supervisory Board or the Board of Management in the applicable Option agreement, a Participant shall have no rights as a shareholder with respect to any Shares subject to Options until such Shares have been transferred appropriately to the Participant and, subject to Section 11, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     (b) The Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of The Netherlands, subject to the terms of the applicable Option agreement, without regard to the principles of conflict of laws.

     (c) Where the context requires, words in either gender shall include the other gender.

     (d) The value of Options (or Shares purchased upon exercise of Options) under the Plan shall not be considered as compensation in determining a Participant's benefits under any benefit plan of the Company or a Division, including, but not limited to, group life insurance, long-term disability, family survivors, or any retirement, pension or savings plan.

     (e) Any schedules to this Plan, which reflect more specific terms relating to Performance Options or Ordinary Options, shall be considered a part of this Plan and are hereby incorporated into this Plan by reference.

14.  TERM OF PLAN

     Subject to earlier termination pursuant to Section 12, the Plan shall have a term of 10 years from the Effective Date.

15.  EFFECTIVE DATE

     The Plan shall be effective as of 8 February 2001 (the "Effective Date").